UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2014

KELLY SERVICES, INC.

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(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
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(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

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(Address of principal executive offices)

(Zip Code)

(248) 362-4444

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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2014, upon the recommendation of its Compensation Committee, the Board of Directors of Kelly Services, Inc. (the “Company”) approved an amendment to the Kelly Services, Inc. 2008 Management Retirement Plan (the “2008 Plan”), effective as of January 1, 2015, to increase Company matching contributions from 50% of the first 8% of employee compensation deferrals made to the 2008 Plan (for a net 4% match) to 50% of the first 10% of employee compensation deferrals made to the 2008 Plan (for a net 5% match). Further, in light of the foregoing increase to the Company matching contribution, the Board approved that the Company would no longer make discretionary Company retirement contributions to the 2008 Plan, effective January 1, 2015.

Similarly, effective as of January 1, 2015, the Board of Directors of the Company approved an amendment to the Kelly Services, Inc. Kelly Retirement Plus Plan (the “KRP Plan”), applicable to staff or regular employees of the Company who are not “highly compensated employees” (as defined by the Internal Revenue Service), to increase Company matching contributions from 50% of the first 4% of employee contributions made to the KRP Plan (for a net 2% match) to 50% of the first 6% of employee contributions made to the KRP Plan (for a net 3% match) and that the Company would no longer make discretionary Company retirement contributions to the KRP Plan.

About the 2008 Plan. The 2008 Plan is a non-qualified defined contribution/deferred compensation plan available to “highly compensated employees” (as defined by the Internal Revenue Service). The 2008 Plan provides eligible participants the opportunity to defer portions of their base salary and incentive compensation. Deferrals are payable in cash at certain future dates specified by participants in accordance with the 2008 Plan or upon the occurrence of certain events, such as death, other termination of employment or as otherwise contemplated in the 2008 Plan. Participants may elect payment of their accounts in a lump sum or installments over a 5, 10, 15 or 20-year payment period. Deferred amounts are credited with earnings, gains and losses in accordance with investment crediting options established by the Company from time to time. The 2008 Plan was adopted to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). As a result, Section 409A of the Code applies to amounts deferred and Company contributions that vest on or after January 1, 2005.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

      10.21 Amendment to Kelly Services, Inc. 2008 Management Retirement Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: August 11, 2014

/s/ James M. Polehna
James M. Polehna
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.21	Amendment to Kelly Services, Inc. 2008 Management Retirement Plan

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